UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 14, 2019

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 14, 2019, our wholly-owned subsidiaries HP Shelby, LLC, HP Hamlet, LLC, HP Carteret, LLC, and the Company’s 95%-owned subsidiary, HP Winston-Salem, LLC, pursuant to a Purchase and Sale Agreement (the “Agreement”) with Agemark Acquisition, LLC (the “Purchaser”), sold to the Purchaser (the “Sale”) the following four properties located in North Carolina (“NC Properties”): The Shelby House, a 72-bed assisted living facility located in Shelby, North Carolina; The Hamlet House, a 60-bed assisted living facility located in Hamlet, North Carolina, The Carteret House, a 64-bed assisted living facility located in Newport, North Carolina and Danby House, a 100-bed assisted living and memory care facility located in Winston-Salem, North Carolina.

The total consideration received by the Company and its subsidiaries pursuant to the Agreement was $27.0 million in the form of cash. On the date of the Sale, the aggregate carrying value of the NC Properties on the Company’s consolidated balance sheet was approximately $2.6 million, and the total assets of the NC Properties were approximately $22.1 million, less liabilities of approximately $19.5 million, including approximately $19.4 million of outstanding principal under U.S. Department of Housing and Urban Development-insured loans (the “HUD Loans”). The HUD Loans were paid off in full using the proceeds of the Sale. As a result of the Sale, as of February 15, 2019, the NC Properties will no longer be included in the Company’s consolidated financial statements.

The foregoing description of the Agreement and the transactions contemplated thereby (including, without limitation, the Sale) is qualified in its entirety by reference to the full text of the Agreement itself, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(b)	Unaudited Pro Forma Financial Information.

The following pro forma financial information (unaudited) of the Company, and the related note thereto, after giving effect to the Sale, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018

Unaudited Pro Forma Consolidated Statements of Operations for the Nine Month Period Ended September 30, 2018 and for the Year Ended December 31, 2017.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated January 18, 2019, by and among HP Shelby, LLC, HP Hamlet, LLC, HP Carteret, LLC, and HP Winston-Salem, LLC and the Purchaser

10.2	Amendment to Purchase and Sale Agreement dated February 6, 2019 by and among HP Shelby, LLC, HP Hamlet, LLC, HP Carteret, LLC, and HP Winston-Salem, LLC and the Purchaser

99.1	Unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: February 21, 2019